Exhibit 3.3

BYLAWS

OF

PLANET 13 HOLDINGS INC.

ARTICLE I

IDENTIFICATION

1.01.         Name. The name of the Corporation is PLANET 13 HOLDINGS INC.

1.02.         Offices. The principal business office of the Corporation shall be established by the Board of Directors and branch or subordinate offices may be established by the Board of Directors.

1.03.         Seal. The seal of the Corporation will be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. The use of the seal is not necessary on any corporate document and its use or non-use shall not in any way affect the legality of the document.

1.04.         Fiscal Year. The fiscal year of the Corporation will be determined by resolution of the Board of Directors.

1.05.         Definitions. Certain terms used herein shall have the meaning ascribed to such terms as set forth in Schedule 1.

(a)         The words “Schedule” or “Exhibit” shall mean an enumerated schedule or exhibit all of which shall be deemed attached hereto and incorporated herein by way of the specific reference or references made in these Bylaws.

(b)         Each reference to a “Section” or an “Article” shall be deemed a reference to an enumerated provision of these Bylaws.

(c)         Section headings are used for convenience only and shall have no interpretative effect or impact whatsoever.

(d)         All the defined terms, if defined in the singular or present tense, shall also retain such general meaning if used in the plural or past tense, and if used in the plural or past tense, shall retain the general meaning if used in the singular or present tense.

(e)         “Hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to these Bylaws as a whole and not to any particular Article, Section or other provision hereof.

(f)         “Including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term.

ARTICLE II

CAPITAL STOCK

2.01.         Consideration for Stock, Stock may be issued for such consideration, expressed in dollars, as shall be fixed from time to time by the Board of Directors. Treasury Stock may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors.

2.02.         Payment for Stock. The consideration for the issuance of Stock may be paid, in whole or in part, in the form of any tangible or intangible property or benefit to the Corporation. When the corporation receives the consideration for which the Board of Directors authorized the issuance of Stock, the Stock issued therefor are fully paid and non-assessable. The judgment of the Board of Directors as to the adequacy of the consideration received for Stock shall be conclusive as to all except the then existing Stockholders for whom it shall be conclusive in the absence of actual fraud in the transaction.

2.03.         Certificates Representing Stock; Uncertificated Stock.

(a)         Each holder of Stock is entitled to a certificate signed by the President (or a Vice President), and the Secretary (or an assistant Secretary), certifying the number of Stock owned by the Stockholder in the Corporation. provided, however, that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s Stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the Stockholders. Whenever such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for Stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for Stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

(b)         Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number of shares owned by him, her or it in the Corporation and, at least annually thereafter, the Corporation shall provide to such Stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by law, the rights and obligations of the Stockholders shall be identical whether or not their Stock are represented by certificates.

(c)         Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates for Stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the Corporation’s Stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the Chapter 78 of the Nevada Revised Statutes (“NRS”) and/or such other federal, state or local laws or regulations then in effect.

2.04                  Transfer Agents. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for Stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

ARTICLE III

THE SHAREHOLDERS

3.01.         Place of Stockholder Meetings. Meetings of the Stockholders shall take place at such place as may be designated by the Chair of the Board or the Board of Directors. Any meeting of the Stockholders may be held at any location in or out of the State of Nevada as may be designated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of electronic communications, videoconferencing, teleconferencing or other available technology authorized by and in accordance with NRS 78.320.

3.02.         Annual Stockholder Meeting. The Annual Stockholders’ meeting shall be held each year on such date and at such time as may be designated from time to time by the Board of Directors, which date shall be within eighteen (18) months of the last annual meeting of the stockholders or, if no such meeting has been held, the date of incorporation. At the annual meeting, directors shall be elected and such other business, if any, may be transacted as may be brought before the meeting pursuant to this Section 3.02. No business may be transacted at an annual meeting of Stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any Stockholder (A) who is a Stockholder of record on the date of the giving of the notice provided for in Section 3.12 and on the record date for the determination of Stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in Section 3.12.

3.03.         Special Stockholder Meetings. Special Stockholders’ meetings may be called by the Board of Directors or the Chair of the Board of Directors or by Stockholders’ holding at least a majority of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the special Stockholders’ meeting.

3.04.         Notice of Stockholder Meetings. Notice stating the day and hour of a Stockholders’ meeting, the means of remote communication, if any, by which stockholders and proxies shall be deemed to be present in person and vote at the meeting, unless the meeting is to be held solely by remote communication pursuant to subsection 5 of NRS 78.320, the physical location of the meeting; and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not less than ten (10) days, nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or Persons calling the meeting, to each Stockholder entitled to vote at the meeting. If a Stockholder gives no address, Notice shall be deemed to have been given to the Stockholder if sent to the place where the Corporation’s Registered Office is located, or if published at least once in some newspaper of general circulation in the county in which the Corporation’s Registered Office is located; provided however that the forgoing publication requirement shall not apply so long as the Corporation is a publicly traded corporation. Where Notice is required to be given and Notice of two (2) previous consecutive annual meetings or Notices of meetings or Notice of taking of action without a meeting by written consent have been mailed and addressed to a Stockholder at the address as shown on the records of the Corporation and have been returned undeliverable, the giving of further Notice to the Stockholder is not required. Waiver by a Stockholder in writing of Notice of a meeting, is equivalent to giving Notice. Attendance by a Stockholder, without objection to the Notice, whether in person or by proxy, at a meeting is a waiver of Notice of the meeting.

3.05.         Stockholder Quorum. One-third (1/3) of the voting power of the Stock entitled to vote at the meeting, present and represented in person or by proxy (regardless of whether such proxies are entitled to vote on all matters), at the applicable Stockholders’ meeting shall constitute a quorum at a Stockholders’ meeting. A Stockholder may participate in a meeting of Stockholders through remote communication, including, without limitation, electronic communications, videoconferencing, teleconferencing or other available technology in accordance with NRS 78. 320and such participation shall constitute presence in person at the meeting as authorized by NRS 78.320. The Stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

3.06.         Adjourned Stockholder Meetings. Any Stockholders’ meeting, whether annual or special, whether or not a quorum is present, may be adjourned from time to time by the Corporation or by the vote of a majority of the voting power, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any Stockholders’ meeting. When any Stockholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, Notice of the adjourned meeting shall be given as in the case of an original meeting. As to any adjournment of less than thirty (30) days, it shall not be necessary to give any Notice of the time and place of the adjourned meeting or of the business to be transacted, other than by announcement at the meeting at which the adjournment is taken.

3.07.         Entry of Notice. For so long as the Corporation is a publicly traded corporation on the record date for the meeting and the Corporation timely files, pursuant to Exchange Act, 15 U.S.C. § 78n(a), a proxy statement or an amendment thereto, containing the information described in subsection NRS 78.370, it shall be conclusive and incontrovertible evidence that due notice of the meeting was given to all Stockholders as required by Law and these Bylaws.

3.08.         Voting. Except as otherwise provided by Law, only Persons in whose names Stock entitled to vote stand on the Stock registry of the Corporation on the record date fixed in accordance with Section 7.01, shall be entitled to vote at the meeting. Voting may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand by a Stockholder at any election and before the voting begins. Except as otherwise provided by Law, the Articles of Incorporation, these Bylaws, or by any Preferred Stock Designation for a series of Preferred Stock, each full Share is entitled to one vote and, when a quorum is present at the commencement of any Stockholders’ meeting, a majority of the votes cast by shares present and entitled to vote, in person or by proxy, shall decide any question brought for approval before the Stockholders’ meeting; provided, however, that Directors shall be elected by a plurality of the votes cast by the shares present and entitled to vote, in person or by proxy, at the election. Fractional Stock shall not be entitled to any voting rights whatsoever.

3.09.         Consent of Absentees. The transactions of any Stockholders’ meeting, either annual or special and however called and Noticed, shall be as valid as though had at a meeting duly held after regular call and Notice if a quorum be present either in person or by proxy and if, either before or after the meeting, each of the Stockholders entitled to vote, not present in person or by proxy, signs a written waiver of Notice, or a consent to the holding of the meeting, or an approval of the minutes thereof, all such waivers, consents or approvals shall be filed with the Secretary or be made a part of the minutes of the meeting.

3.10.         Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken upon the vote of Stockholders at an annual or special meeting duly noticed and called in accordance with the NRS, as amended from time to time, and may be taken without a meeting, without prior notice and without a vote, if a unanimous consent or consents in writing, setting forth the action so taken, are signed by all holders of the issued and outstanding shares of the relevant class(es) or series of Stock of the Corporation (other than treasury stock) entitled to vote thereon by delivery to its registered office in Nevada, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

3.11.         Proxies. Every Person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by the Person or by the Person’s duly authorized agent and filed with the Secretary; provided that no proxy shall be valid after the expiration of six (6) months from the date of its execution unless the Person executing it specified therein the length of time for which the proxy is to continue in force, which in no event shall exceed seven (7) years from the date of its execution.

3.12         Advance Notice of Stockholder Proposals and Directors Nominations by Stockholders.

(a)         Annual Meetings of Stockholders.

(i)         Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors or (C) by any Stockholder who (1) was a Stockholder of record at the time the notice provided for in this Section 3.12 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.12 or (2) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for the annual meeting.

(ii)          For any nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 3.12(a)(ii)(C) of these Bylaws, the Stockholder must have given timely notice thereof in writing to the Secretary and must provide any updates or supplements to such notice at the times and in the forms required by this Section 3.12, and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(A)	as to each person whom the Stockholder proposes to nominate for election as a director of the Corporation, set forth (I) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (II) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected and (III) such other information regarding such person as may reasonably be requested by the Board of Directors in writing prior to the meeting of Stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation;

(B)

with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 3.13 of these Bylaws;

(C)

as to any other business that the Stockholder proposes to bring before the meeting, set forth (I) a brief description of the business desired to be brought before the meeting, (II) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (III) the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (IV) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14A of the Exchange Act; and

(D)

as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, set forth (I) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (II) the class or series and number of Stock which are owned beneficially and of record by such Stockholder and such beneficial owner, except that such Stockholder shall in all events be deemed to beneficially own any shares of any class or series of Stock of the Corporation as to which such Stockholder has a right to acquire beneficial ownership at any time in the future, (III) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such Stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (IV) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying Stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder or such beneficial owner, with respect to securities of the Corporation, (V) a representation that the Stockholder is a holder of record of Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, and (VI) a representation that the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to solicit proxies or votes in support of such Director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act, and (2) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee.

The foregoing notice requirements of this Section3.12(a) shall be deemed satisfied by a Stockholder with respect to business other than a nomination for election as a director of the Corporation if the Stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee for election as a director of the Corporation to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of Section 3.12(a)(ii) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section3.12(a)(ii) of these Bylaws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 3.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th  day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. The only business to be conducted at a special meeting of Stockholders is that brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any Stockholder who is a Stockholder of record at the time the notice provided for in this Section 3.12 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 3.12. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by Section 3.12(a)(ii) of these Bylaws (including the completed and signed questionnaire, representation and agreement required by Section 3.13 of these Bylaws and any other information, documents, affidavits, or certifications required by the Corporation) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(c) General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 3.12 shall be eligible to be elected at an annual or special meeting of Stockholders to serve as directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.12. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.12 (including whether the Stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Stockholder’s nominee or proposal in compliance with such Stockholder’s representation as required by Section 3.12(a)(ii)(D)(VI) of these Bylaws) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 3.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.12, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.12, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders. Without limiting the other provisions and requirements of this Section 3.12, unless otherwise required by Law, if any Stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such Stockholders’ nominees. Upon request by the Corporation, if any Stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(ii) For purposes of this Section 3.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Section 3.12, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3.12; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3.12 (including clause (a)(ii)(C)) hereof and clause (b) hereof), and compliance with clauses (a)(ii)(C) and (b)of this Section 3.12 shall be the exclusive means for a Stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of clause (a)(i) hereof, business other than nominations brought properly under and in compliance with Rule 14a-8 promulgated under the Exchange Act, as may be amended from time to time). Nothing in this Section 3.12 shall be deemed to affect any rights (x) of Stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (y) of the holders of any series of Preferred Stock of the Corporation to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

(iv) A Stockholder providing notice of its intent to propose business or to nominate a person for election to the Board of Directors shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.12 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5)business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

3.13.         Submission of Questionnaire, Representation, and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, the candidate for nomination must have previously delivered (in accordance with the time periods prescribed for delivery of notice under Section 3.12 of these Bylaws), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, Share ownership and independence of such proposed nominee and (b) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (i) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (iii) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, Share ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director of the Corporation (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect).

ARTICLE IV

THE BOARD OF DIRECTORS

4.01.         Number of Directors. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors but the number shall be not less than three (3) nor more than nine (9). The members of the Board of Directors need not be Stockholders.

4.02.         Election. Members of the initial Board of Directors shall hold office until the first annual Stockholders’ meeting or until their successors shall have been elected and qualified. At the first annual Stockholder’s meeting and at each annual meeting thereafter, or by a written consent filed in lieu of an annual meeting, the Stockholders shall elect Directors to hold office until the time for the next succeeding annual meeting. If any annual Stockholders’ meeting is not held and a written consent in lieu of an annual meeting is not filed, or the Directors are not elected, the Directors may be elected at any special Stockholders’ meeting held for that purpose or by the filing of a special written consent. Each Director shall hold office for the term for which the Director is elected or until the Director’s successor shall be elected and qualified.

4.03.         Vacancies and Removal. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock then outstanding, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the Directors then in office and entitled to vote thereon, though less than a quorum, or by a sole remaining Director entitled to vote thereon, and if any such vacancies are not filled by the remaining Director or Directors, then such vacancy may be filled by the Stockholders. Any Director so chosen shall hold office until the next election of Directors and until his successor shall be elected and qualified. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board of Directors shall have power to elect a successor to take office when the resignation is to become effective. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of the Director’s term of office. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding and except as otherwise provided in the Articles of Incorporation or these Bylaws, any Director, or the entire Board of Directors, may be removed from office by a vote of Stockholders representing not less than two-thirds of the voting power of the issued and outstanding Stock entitled to vote at an annual or special meeting duly noticed and called in accordance with the Bylaws.

4.04.         Regular Meetings. Regular meetings of the Board of Directors shall be held at the times and places within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. No Notice of any kind to members of the Board of Directors for these regular meetings shall be necessary unless the meeting is to be held at a place other than the principal business office of the Corporation, in which case Notice of the place of the meeting shall be given as provided in Section 4.05.

4.05.         Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be held at any time upon call by the President or, if the President is absent or unable or refuses to act or by any two (2) Directors. Special meetings may be held at any place within or without the State of Nevada. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which Notice shall state the time and place of such meeting, but need not state the purposes thereof. Except as otherwise provided in Section 4.07, Notice of each such meeting shall be given to each Director at least two (2) days before the day on which such meeting is to be held. A written waiver of Notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of Notice of such meeting to the Director or Directors signing such waiver. Attendance of a Director at a special meeting of the Board of Directors shall constitute a waiver of Notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4.06.         Notice of Adjourned Meetings. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

4.07.         Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and Noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and Notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of Notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

4.08.         Quorum. A majority of the authorized number of Directors, or, in the event that a flexible number of Directors is authorized by the Articles of Incorporation or these Bylaws, a majority of the exact authorized number of Directors, shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by the Articles of Incorporation, these Bylaws or applicable Law.

4.09.         Adjournment. A quorum of the Directors may adjourn any Directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors’ meeting either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

4.10.         Telephone and Electronic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee through electronic communications, videoconferencing, teleconferencing or other available technology for which the Corporation shall have implemented reasonable measures to: verify the identity of each person participating through such means as a director or committee, as the case may be; and provide the directors or members a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 4.10 constitutes presence in person at the meeting.

4.11.         Action Without Meeting. Any action required or permitted to be taken by the Board of Directors under the Articles of Incorporation, these Bylaws, or under applicable Law, may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent, in writing (which may include through electronic transmission) before or after the action, to the action. Any action by written consent shall have the same force and effect as a unanimous vote of all Directors. All written consents must be filed with the Secretary.

4.12.         Committees. Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedures:

(a)         Designation and Appointment. The Board of Directors may designate and appoint one or more committees under such name or names and for such purpose or function as may be deemed appropriate or under no name.

(b)         Members; Alternate Members; Terms. Each committee thus designated and appointed shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the entire Board of Directors, replace absent or disqualified members at any meeting of that committee. If the Board of Directors has not designated alternate members to a committee, then in the absence or disqualification of a member of a committee from a meeting, the member or members thereof present at such meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member (“substitute member”). The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors.

(c)         Authority. Each committee, to the extent provided in the resolution of the Board of Directors creating same, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the entire Board of Directors.

(d)         Records. Each such committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.

(e)         Change in Number. The number of members or alternate members of any committee appointed by the Board of Directors, as herein provided, may be increased or decreased from time to time by appropriate resolution adopted by of the Board of Directors.

(f)         Vacancies. Vacancies in the membership of any committee designated and appointed hereunder shall be filled by the Board of Directors, at a regular or special meeting of the Board of Directors, in a manner consistent with the provisions of this Section 4.12.

(g)         Removal. Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors by the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby.

(h)         Meetings. The time, place and notice (if any) of committee meetings shall be determined by the members of such committee.

(i)         Quorum; Requisite Vote. At meetings of any committee appointed hereunder, a majority of the number of members designated by the Board of Directors to such committee shall constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum, alternate members or substitute members acting in the place of members at a meeting shall be counted to the same extent as the members of the committee they are replacing; provided, however, that for purposes of determining the presence of a quorum, alternate members and substitute members (whether or not acting in the place of members at a meeting) shall not be included in the number of members designated by the Board of Directors to such committee. The act of a majority of the members (and to if acting in the place of members, alternate members or substitute members) of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute. If a quorum is not present at a meeting of such committee, the members of such committee present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

(j)         Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, compensation for members and alternate members of any committee appointed pursuant to the authority hereof may be authorized by the Board of Directors or by a committee specifically authorized by the Board of Directors to authorize compensation.

(k)         Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of such committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall become a part of the record of such committee.

4.13.         Organization and Chair of the Board. The Board of Directors may elect one or more Directors to be its chair (the “Chair of the Board”) and such position may be held by two or more persons as co-Chairs. Meetings of the Board of Directors shall be presided over by the Chair of the Board, or in the absence of the Chair of the Board by Chief Executive Officer, or in his or her absence by a chair chosen at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting.

4.14.         Fees and Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees, but, by resolution of the Board of Directors, a fixed fee or equity-based compensation, with or without expenses of attendance, may be allowed to Directors for the Director’s services. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

ARTICLE V

THE OFFICERS

5.01.         Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include a Chief Executive Officer or Officers, a General Counsel, Chief Financial Officer, and each of them shall be appointed by the Board of Directors. The Corporation may also have such other executive officers, including one (1) or more Vice Presidents, one (1) or more assistant Secretaries and one (1) or more assistant Treasurers, and subordinate officers as may be appointed in accordance with the provisions of Section 5.03. Officers need not be Directors. Any person may hold two (2) or more offices and any office may be held by two or more persons as co-office holders.

5.02.         Appointment. The officers of the Corporation, except those officers as may be appointed in accordance with the provisions of Section 5.03 or Section 5.05, shall be appointed annually by the Board of Directors, and each shall hold office until the officer shall resign or shall be removed or otherwise disqualified to serve, or the officer’s successor shall be elected and qualified; provided that officers may be appointed at any time by the Board of Directors, or, as permitted by Section 5.03, by the President, for the purpose of initially filling an office or filling a newly created or vacant office.

5.03.         Subordinate Officers. The Board of Directors may appoint, and may empower the

Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for the term, have the authority and perform the duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.04.         Removal and Resignation. Any officer may, subject to any contractual arrangements between the officer and the Corporation, be removed, either with or without cause, by a majority of the Directors in office at the time, at any regular or special meeting of the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by the President or any other officer upon whom the power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written Notice to the Board of Directors or to the President, or to the Secretary. Any resignation shall take effect at the date of the receipt of the Notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

5.05.         Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.06         Chief Executive Officer. The Board of Directors may elect a Chief Executive Officer who, subject to the supervision and control of the Board of Directors, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation, and shall perform such other duties and have such other powers which are delegated to him or her by the Board of Directors, these Bylaws or as may be provided by law. The Chief Executive Officer shall preside at all meetings of the Stockholders, and, in the absence of the Chair of the Board, or vice Chair, or officer, if any, senior to the President, at all meetings of the Board of Directors.

5.07         Chief Financial Officer. The Board of Directors may elect a Chief Financial Officer. The Chief Financial Officer shall in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors if any, these Bylaws or as may be provided by law.

5.08         President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer(s), if any, or an officer senior to the President, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.09.         General Counsel. The Board of Directors may elect a General Counsel. The General Counsel shall act as an officer of the Company. The General Counsel shall have the general powers and duties usually vested in a general counsel of a corporation, and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.10         Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, the President or the officer, if any, senior to the President, shall perform all the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as may be prescribed for them respectively by the Board of Directors, the President, the officer, if any, senior to the President or these Bylaws.

5.11.         Secretary. The Secretary shall keep or cause to be kept, at the Registered Office, the principal business office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the Notice thereof given, the names of those present at Directors’ meetings, the number of Stock present or represented at Stockholders’ meetings, and the proceedings thereof. The Secretary shall give, or cause to be given, Notice of all the meetings of the Stockholders and of the Board of Directors and written consents in lieu thereof required by these Bylaws or by Law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President or these Bylaws.

5.12.         Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and Stock. Any surplus, including earned surplus, paid‑in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any Director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Board of Directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President or these Bylaws. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

5.13.         Transfers of Authority. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may consider sufficient, the Board of Directors may transfer the powers or duties of that Officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

ARTICLE VI

INDEMNIFICATION

6.01         Indemnification. The Corporation shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed Action or Proceeding, whether civil, criminal, administrative or investigative (other than an Action or Proceeding by or in the right of the Corporation) by reason of the fact that the Person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid or owed in settlement actually and reasonably paid or incurred by the Person or rendered or levied against the Person in connection with such Action or Proceeding if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal Action or Proceeding, had no reasonable cause to believe the Person’s conduct was unlawful. The termination of any Action or Proceeding by Order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Action or Proceeding, had reasonable cause to believe that the Person’s conduct was unlawful.

6.02         Derivative Actions. The Corporation may indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed Action or Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably paid or incurred by the Person in connection with the defense or settlement of such Action or Proceeding if the Person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable for misfeasance or nonfeasance in the performance of the Person’s duty to the Corporation unless and only to the extent that, despite the adjudication of liability but in view of all circumstances of the case, such Person fairly and equitably merits indemnification.

6.03         Expenses. If a Person who may be entitled to indemnification by the Corporation under this Section is or has been successful on the merits or otherwise in defense of any Action or Proceeding referred to in Sections 6.01 and 6.02, or in defense of any claim, issue or matter therein, the Person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably paid or incurred by the Person in connection therewith.

6.04         Authorization. Any indemnification under Sections 6.01 and 6.02 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Sections 6.01 and 6.02. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Action or Proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by either independent legal counsel in a written opinion, or the Stockholders, or (iii) if required by Law, by the court in which such Action or Proceeding was brought or another court of competent jurisdiction.

6.05         Advancement of Expenses. Expenses incurred in defending a civil or criminal Action or Proceeding may be paid by the Corporation in advance of the final disposition of such Action or Proceeding if such payment is authorized in the manner provided in Section 6.04 upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that the Person is entitled to be indemnified by the Corporation as authorized in this Section.

6.06         Non-exclusivity. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in the Person’s official capacity and as to action in another capacity while holding such office, shall continue as to a Person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person. The Corporation shall have power to purchase and maintain insurance on behalf of any Person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the Person and incurred by the Person in any such capacity, or arising out of the Person’s status as such, whether or not the Corporation would have the power to indemnify the Person against such liability under the provisions of this Section.

6.07         Other Definitions. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

6.08         Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall continue as to a Person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person. No amendment to or repeal of this Article VI shall apply to or have any effect on, the rights of any Director, officer, employee or agent under this Article VI which rights come into existence by virtue of acts or omissions of such Director, officer, employee or agent occurring prior to such amendment or repeal.

ARTICLE VII

MISCELLANEOUS

7.01.         Record Date and Closing Share Register. The Board of Directors may fix a time in the future, as a record date for the determination of the Stockholders entitled to Notice of and to vote at any meeting of Stockholders, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of Stock. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and a new record date must be fixed if the adjourned meeting is more than sixty (60) days after the date for which the meeting was originally noticed. If a record date for a meeting of stockholders is fixed by the Board of Directors, the record date must be so fixed pursuant to a resolution adopted by the Board of Directors; and must not precede the day on which the resolution is adopted by the Board of Directors, regardless of the effective date of the resolution. When a record date is so fixed, only Stockholders of record on that date shall be entitled to Notice of and to vote at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any Stock on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against transfers of Stock during the whole or any part of any the sixty (60) day period.

7.02.         Inspection of Corporate Records. The Share ledger or duplicate Share ledger, copies of the Articles of Incorporation and the Bylaws, shall be open to inspection of any person who has been a Stockholder of record of the Corporation for at least 6 months immediately preceding the demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5 percent of all of its outstanding Stock, upon at least 5 days’ written demand for a purpose reasonably related to his interests as a Stockholder accompanied by an affidavit to the Corporation stating that the inspection is not desired for any purpose not related to his or her interest as a Stockholder. The right to inspect shall include the right to make extracts and copies. The Corporation may impose a reasonable charge to recover the costs of labor and materials and costs to produce such copies furnished to the Stockholder. The inspection may be made in person or by an agent or attorney, and if by agent or attorney the demand to inspect must be accompanied by a power of attorney executed by the Stockholder which authorizes the agent or attorney to inspect the corporate records on behalf of the Stockholder.

7.03.         Checks, Drafts, etc. All checks, drafts, bonds, bills of exchange, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such Person or Persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

7.04.         Contracts, etc., How Executed. The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and the authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by Law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the President (or any Vice President) and by the Secretary (or any assistant Secretary) or the Treasurer (or any assistant Treasurer). The Board of Directors may, however, authorize any one (1) of these officers to sign any of such instruments, for and on behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures for any of such Persons. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or by the Board of Directors in accordance with these Bylaws.

7.05.         Lost Certificates of Stock. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or stolen, upon the making of an affidavit of that fact by the Person claiming the certificate of Stock to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or the Stockholder’s legal representative, to advertise the same in any manner as it shall require or give the Corporation a bond in any sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

7.06.         Representation of Stock. The President (or any Vice President) and the Secretary (or any assistant Secretary) of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all Stock of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to these officers to vote or represent on behalf of this Corporation any and all Stock held by this Corporation in any other corporation or corporations may be exercised either by these officers in person or by any Persons authorized so to do by proxy or power of attorney duly executed by these officers.

ARTICLE VIII

AMENDMENTS

8.01.         Power of Directors and Stockholders. These Bylaws may be adopted, amended, or repealed by the Board of Directors. Stockholders may also adopt, amend, or repeal the Bylaws, provided that, except as otherwise provided by Law, the Articles of Incorporation, these Bylaws, or by any Preferred Stock Designation for a series of Preferred Stock, such action shall be approved by two-thirds of the votes cast by shares present and entitled to vote, in person or by proxy.

SCHEDULE 1

GLOSSARY OF DEFINED TERMS

“Action or Proceeding” shall mean any claim, action, suit, proceeding, arbitration or Government Authority investigation.

“Articles of Incorporation” shall mean the articles of incorporation of the Corporation as defined by NRS 78.010(1)(b) on file with the Secretary of State of Nevada.

“Bylaws” shall mean these Bylaws as originally adopted and as amended from time to time.

“Board of Directors” shall mean the board of Directors of the Corporation.

“Chair of the Board” shall mean the Person elected by the Board of Directors to be chairman of the Board of Directors.

“Chief Executive Officer” shall mean the Person elected by the Board of Directors to be chief executive officer.

“Chief Financial Officer” shall mean the Person elected by the Board of Directors to be chief financial officer.

“Corporation” shall refer to PLANET 13 HOLDINGS INC., a Nevada corporation.

“Director” shall mean a member of the Board of Directors.

“Exchange Act” shall have the meaning ascribed to it in Section 3.12(a).

“Government Authority” shall mean any court, tribunal, arbitrator, authority, administrative or other agency, commission, official or other authority or instrumentality of the United States or any state, county, city or other political subdivision.

“Laws” shall mean all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any other jurisdiction applicable to the Corporation or any state, county, city or other political subdivision or of any Government Authority.

“Notice” shall mean a written notice or other form of communication personally delivered or sent by facsimile, overnight delivery, registered or certified mail, return receipt requested or by electronic transmission, if permitted. Notice shall be effective: (a) if personally delivered, when delivered; (b) if by facsimile, on the day of transmission thereof on a proper facsimile machine with confirmed answerback; (c) if by overnight delivery, the day after delivery thereof to a reputable overnight courier service, delivery charges prepaid; (d) if mailed, at midnight on the third business day after deposit in the mail, postage prepaid; (e) if by electronic transmission, when directed to the e-mail address of the Person appearing on the records of the Corporation.

“NRS” shall have the meaning ascribed to it in Section 2.03.

“Order” shall mean any writ, judgment, decree, injunction or similar order of any Government Authority (in each case whether preliminary or final).

“Person” shall mean any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, estate, association, Government Authority or other entity of whatever nature.

“Preferred Stock” shall have the meaning ascribed to it in the Articles of Incorporation.

“Preferred Stock Designation” shall have the meaning ascribed to it in the Articles of Incorporation.

“President” shall mean the individual appointed by the Board of Directors to serve as president of the corporation.

“Registered Office” shall have the meaning ascribed to such term in NRS 78.10(1)(e).

“Secretary” shall mean the individual appointed by the Board of Directors to serve as secretary of the corporation.

“Stock” shall mean a share of capital stock in the Corporation.

“Stockholder”, and any term of like import, shall include all Persons entitled to vote the Stock held by a Stockholder, unless the context in which the term is used indicates that a different meaning is intended.

“Treasurer” shall mean the individual appointed by the Board of Directors to serve as treasurer of the corporation.

“Vice President” shall mean an individual appointed as such by the Board of Directors.

“Voting Commitment” shall have the meaning ascribed to it in Section 3.13.

CERTIFICATE OF SECRETARY

OF

PLANET 13 HOLDINGS INC.

I, Leighton Koehler, hereby certify:

1. That I am the duly elected Secretary of PLANET 13 HOLDINGS INC.

2. That the foregoing Bylaws, comprising twenty-four (24) pages, excluding this page, are the Bylaws of PLANET 13 HOLDINGS INC. as duly adopted by the Board of Directors of PLANET 13 HOLDINGS INC. on the 15th day of September, 2023.

IN WITNESS WHEREOF, I have subscribed my name this 15th day of September, 2023.

/s/ Leighton Koehler

Leighton Koehler, Secretary